As filed with the Securities and Exchange Commission on March 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4254660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

245 First Street, 18th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Black Diamond Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”)

Black Diamond Therapeutics, Inc. 2020 Employee Stock Purchase Plan, as amended (the “2020 ESPP”)

(Full Title of the Plans)

Mark A. Velleca, M.D., Ph.D.

President and Chief Executive Officer

Black Diamond Therapeutics, Inc.

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(617) 252-0848

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Puopolo, Esq.

Marishka DeToy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed for the purposes of registering (i) an additional 2,285,522 shares of common stock, par value $0.0001 per share (the “common stock”), of Black Diamond Therapeutics, Inc. (the “Registrant”) that may be issued pursuant to the 2020 Plan and (ii) an additional 326,364 shares of common stock that may be issued pursuant to the 2020 ESPP. The number of shares of common stock reserved and available for issuance under the 2020 Plan is subject to an annual increase on each January 1 by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares of common stock as determined by the Administrator (as defined in the 2020 Plan). Accordingly, on January 1, 2026, the number of shares of common stock reserved and available for issuance under the 2020 Plan increased by 2,285,522. This Registration Statement registers these additional 2,285,522 shares of common stock. The additional shares are of the same class as other securities relating to the 2020 Plan for which the Registrant’s registration statements filed on Form S-8 (File No. 333-236170, File No. 333-254686, File No. 333-263648, File No. 333-270393, File No. 333-277834, and File No. 333-285596) filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2020, March 25, 2021, March 17, 2022, March 9, 2023, March 12, 2024, and March 6, 2025, respectively, are effective. The number of shares of common stock reserved and available for issuance under the 2020 ESPP is subject to an annual increase on each January 1 by an amount equal to the least of (i) 326,364 shares of common stock, (ii) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of common stock as determined by the Administrator (as defined in the 2020 ESPP). Accordingly, on January 1, 2026, the number of shares of common stock reserved and available for issuance under the 2020 ESPP increased by 326,364. This Registration Statement registers these additional 326,364 shares of common stock. The additional shares are of the same class as other securities relating to the 2020 ESPP for which the Registrant’s registration statements filed on Form S-8 (File No. 333-236170, File No. 333-254686, File No. 333-263648, File No. 333-270393, File No. 333-277834, and File No. 333-285596) filed with the SEC on January 30, 2020, March 25, 2021, March 17, 2022, March 9, 2023, March 12, 2024, and March 6, 2025, respectively, are effective. The information contained in the Registrant’s registration statements on Form S-8 (File No. 333-236170, File No. 333-254686, File No. 333-263648, File No. 333-270393, File No. 333-277834, and File No. 333-285596) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-39200) filed on February 3, 2020)

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-39200) filed on June 6, 2024)

4.2	Second Amended and Restated By-laws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-39200) filed on March 12, 2024)

4.3	Second Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated November 25, 2019 (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-235789) filed on January 3, 2020)

4.4	Warrant to Purchase Stock, dated September 21, 2016, issued by the Registrant to Roche Finance Ltd (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-235789) filed on January 3, 2020)

4.5	2020 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-235789) filed on January 21, 2020)

4.6	2020 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K (File No. 001-39200) filed on March 12, 2024)

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

107*	Filing Fee Table.

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, State of Massachusetts, on the 16th day of March, 2026.

BLACK DIAMOND THERAPEUTICS, INC.

By:	/s/ Mark A. Velleca
Mark A. Velleca
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Mark A. Velleca and Brent Hatzis-Schoch, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Mark A. Velleca	President, Chief Executive Officer, Chairman and Director	March 16, 2026
Mark A. Velleca	(Principal Executive Officer)

/s/ Erika Jones	Senior Vice President, Finance	March 16, 2026
Erika Jones	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ali Behbahani	Director	March 16, 2026
Ali Behbahani

/s/ Kapil Dhingra	Director	March 16, 2026
Kapil Dhingra

/s/ Shannon Campbell	Director	March 16, 2026
Shannon Campbell

/s/ Prakash Raman	Director	March 16, 2026
Prakash Raman

/s/ Samarth Kulkarni	Director	March 16, 2026
Samarth Kulkarni

/s/ Garry E. Menzel	Director	March 16, 2026
Garry E. Menzel